                                                                    Exhibit 99.1

[ATARI GRAPHIC}

Atari, Inc.
417 Fifth Avenue
New York, NY 10016
www.atari.com




                                                   FOR IMMEDIATE
                                                         RELEASE

                                                   Contact:  Ryan Barr
                                                             Atari, Inc
                                                             212-726-6996
                                                             Ryan.Barr@atari.com

              ATARI Reports fiscal 2006 Year-end Financial Results


NEW YORK, NY - June 14, 2006 - Atari, Inc. (Nasdaq: ATAR), a leader in interactive entertainment, today announced financial results for the fiscal 2006 fourth quarter and year ended March 31, 2006.

Net revenue for the quarter ended March 31, 2006, was $54.7 million versus $64.4 million in the prior year's comparable quarter, reflecting the Company's release of fewer titles in this quarter compared to the prior year, as well as the impact on reserves caused by the Company's previously-announced GamersFIRST program which began June 1, 2006. The two-fold, consumer-oriented program includes a new price point of $19.95 on all existing titles for PlayStation(R)2 computer entertainment system, Xbox video game and entertainment system from Microsoft, Nintendo GameCube(TM), Game Boy(R) Advance and Windows (excluding Dungeons & Dragons Online), and the digital distribution of Windows titles included in the program at Valve and Direct2Drive. Publishing net revenue was $47.1 million, compared to $52.7 million in the prior year. Distribution revenue was $7.6 million versus $11.7 million in the comparable year-earlier period.

Net loss for the fiscal 2006 fourth quarter was $4.3 million, or $0.03 per share, compared to $9.1 million, or $0.07 per share, in the year earlier period, which was net of a gain on sale of certain intellectual properties totaling $6.2 million in quarter. The Company previously announced on February 9, 2006, that it would begin to take steps to streamline its U.S. operations. In doing so, the Company recorded restructuring charges of $2.5 million in the fourth quarter of fiscal 2006. Excluding restructuring charges, the loss for the fourth quarter of fiscal 2006 would have been $1.8 million, or $0.01 per share.

Net revenue for the year ended March 31, 2006, was $218.7 million versus $407.8 million in the comparable year-earlier period. Publishing net revenue was $165.5 million versus $353.6 million in the prior year-end period, while distribution revenue was $53.2 million versus $54.2 million in the comparable year-earlier period.

Net loss for fiscal 2006 was $67.1 million, or $0.52 per share, compared to net income of $5.7 million, or $0.05 per share, in the year-earlier period, which was net of a gain on sale of certain intellectual properties totaling $6.2 million in quarter. The Company recorded restructuring charges of $8.9 million for the year-end period ended March 31, 2006. Excluding restructuring charges, the loss for the fiscal year would have been $58.2 million, or $0.45 per share. As the year-end results were substantially below the Company's expectations, the uncertainties resulting from the Company's financial condition raise substantial doubt about the Company's ability to continue as a going concern.

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                                       -2-

"Fiscal 2006 was a challenging year for the industry," stated Bruno Bonnell, Chairman, CEO and Chief Creative Officer of Atari. "A shortage of new hardware coupled with a softness in consumer demand for current generation games dramatically impacted results. In addition, titles such as The Matrix: Path of Neo and Marc Ecko's Getting Up: Contents Under Pressure performed below our expectations."

Mr. Bonnell continued, "The Atari brand has stood for innovation and pioneering spirit for more than 30 years. As Atari executes on its strategic objectives, we must recapture what made Atari an iconic brand. During fiscal 2007, we will focus our efforts on established franchises, new major motion picture licensed IP with significant marketing campaigns, online products and titles for portable devices."

Atari's product lineup for fiscal 2007 is expected to include the following new releases:

Alone in the Dark (PLAYSTATION(R)3 computer entertainment system, Xbox 360(TM) video game and entertainment system from Microsoft and Windows), Arthur and the Minimoys (PlayStation(R)2 computer entertainment system, PSP system, Nintendo DS(TM), Game Boy(R) Advance and Windows), BattleZone (PSP system), Dragon Ball Z(R): Budokai Tenkaichi(TM) 2 (PlayStation(R)2 and Nintendo(R) Wii), DUNGEONS & DRAGONS(R): Tactics(TM) (PSP system), Earthworm Jim (PSP system), HOT PXL (PSP system), Neverwinter Nights 2 (Windows), Super DBZ(R) (PlayStation(R)2), and Test Drive Unlimited (Xbox 360, PC, PlayStation(R)2, PSP system), among others.

Mr. Bonnell concluded, "As the industry and consumer demands continue to change, Atari is evolving and adapting to the new interactive environment. We will continue to launch ground-breaking initiatives such as our GamersFIRST program in order to expand the marketplace and we plan to exploit our back catalog in new markets. Additionally, we believe our IP is a perfect fit to meet the broad scope of games that consumers are looking for on casual sites. We anticipate the execution of these new initiatives coupled with the continued development of titles for next-generation consoles will drive the Company toward profitability and return value to our shareholder."

Additionally, the Company said it will file for an extension to file its annual Form 10-K for the period ended March 31, 2006 in order to complete the required assessment of its internal controls over financial reporting as of March 31, 2006, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Atari will host a teleconference with a simultaneous webcast at 5:00 p.m. Eastern Time today to discuss the Company's year-end results. To access the teleconference, please dial 1-866-203-3206 (domestic) or 1-617-213-8848 (international), access code 72551452, or listen to it live via the Internet by accessing the Company's Web site (www.atari.com). For those unable to listen to the live broadcast, a replay will be available on the Company's Web site or by dialing 1- 888-286-8010 (domestic) or 1-617-801-6888 (international), playback access code 87707353, beginning approximately one hour after the conclusion of the call and available through June 19, 2006.

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                                       -3-

About Atari
-----------
New York-based Atari, Inc. (Nasdaq: ATAR) develops interactive games for all platforms and is one of the largest third-party publishers of interactive entertainment software in the U.S. The Company's 1,000+ titles include hard-core, genre-defining franchises such as DRIVER(TM), The Matrix(TM) (Enter The Matrix and The Matrix: Path of Neo) and Test Drive(R); and mass-market and children's franchises such as Nickelodeon's Blue's Clues(TM) and Dora the Explorer(TM), and Dragon Ball Z(R). Atari, Inc. is a majority-owned subsidiary of France-based Infogrames Entertainment SA (Euronext - ISIN: FR-0000052573), the largest interactive games publisher in Europe. For more information, visit www.atari.com.



Safe Harbor Statement
---------------------
With the exception of the historical information contained in this release, the matters described herein contain certain "forward-looking statements" that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. These statements are based on management's current expectations and assumptions and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements. Actual results may vary materially from those expressed or implied by the statements herein. Some of the factors which could cause our results to differ materially include the following: the loss of key customers, such as Wal-Mart, Best Buy, Target, GameStop and EB Games; delays in product development and related product release schedules; inability to secure capital or credit arrangements; adapting to the rapidly changing industry technology, including new console technology; maintaining relationships with leading independent video game software developers; maintaining or acquiring licenses to intellectual property; fluctuations in the Company's quarterly net revenues and results of operations based on the seasonality of our industry; the termination or modification of our agreements with hardware manufacturers; and other factors described in our SEC filings, including our Annual Report and quarterly reports, as amended.

The Company undertakes no duty to update any forward-looking statements to conform the statement to actual results or changes in the Company's expectations.



                               (Tables to Follow)




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                                      -4-


                          ATARI, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)

                                                                  For the Three Months                     For the Year
                                                                     Ended March 31,                      Ended March 31,
                                                           -----------------------------------       -------------------------------
                                                               2005                    2006             2005                2006
                                                           ----------               ----------       ----------           ----------

 Net revenues                                              $  64,368                $  54,696        $ 407,813            $ 218,661
 Costs and expenses:

   Cost of goods sold                                         30,021                   32,826          217,065              137,582

    Research and product development                          17,772                   14,122           68,592               63,263

    Selling and distribution expenses                         10,177                   10,240           64,221               44,846

    General and administrative expenses                        8,803                    5,534           35,792               30,385

    Restructuring expenses                                     4,932                    2,533            4,932                8,867

    Gain on sale of intellectual property                          -                   (6,224)               -               (6,224)

    Depreciation and amortization                              2,484                      (70)          10,918                6,595
                                                           ----------               ----------       ----------           ----------

 Total costs and expenses                                     74,189                   58,961          401,520              285,314
                                                           ----------               ----------       ----------           ----------
      Operating (loss) income
                                                              (9,821)                  (4,265)           6,293              (66,653)

 Interest income (expense), net                                  148                       (6)            (459)                (595)

 Other income (expense)                                           20                        9               42                 (208)
                                                           ----------               ----------        ---------           ----------
     (Loss) income before (benefit from) provision
       for income taxes                                       (9,653)                  (4,262)           5,876              (67,456)

 (Benefit from) provision for income taxes                      (574)                       -              184                 (405)
                                                           ----------               ----------        ----------          ----------

 Net (loss) income                                         $  (9,079)               $  (4,262)        $  5,692            $ (67,051)
                                                           ==========               ==========        ==========          ==========

 Basic and diluted net (loss) income per share             $   (0.07)               $   (0.03)        $   0.05            $   (0.52)


 Basic weighted average shares outstanding                   121,295                  134,756          121,276              128,631
                                                           ==========               =========         ==========          ==========


 Diluted weighted average shares outstanding                 121,295                  134,756          121,587               128,631
                                                           ==========               =========        ===========          ==========

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                                      -5-


                          ATARI, INC. AND SUBSIDIARIES

              COMPARATIVE BALANCE SHEETS MARCH 2005 vs. March 2006

                        (in thousands, except share data)

                                   (unaudited)


                                                                                          March 31,             March 31,
                                                                                            2005                  2006
                                                                                      ---------------       ---------------

ASSETS
Current assets:
   Cash                                                                                 $    10,438           $    15,386
   Receivables, net of allowances of $24,285 and $30,918, at March 31, 2005
        and March 31, 2006, respectively                                                     42,179                12,072
   Inventories, net                                                                          26,313                21,361
   Due from related parties                                                                     248                 4,692
   Prepaid expenses and other current assets                                                 22,789                14,502
                                                                                        -----------           -----------
     Total current assets                                                                   101,967                68,013
Property and equipment, net                                                                   8,741                 6,364
Goodwill                                                                                     70,224                66,398
Other assets                                                                                  9,107                 4,830
                                                                                        -----------           -----------
     Total assets                                                                       $   190,039           $   145,605
                                                                                        ===========           ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                                     $    27,787           $    24,809
   Accrued liabilities                                                                       21,077                19,836
   Royalties payable                                                                         14,027                14,881
   Due to related parties                                                                     5,421                10,263
                                                                                        -----------           -----------
     Total current liabilities                                                               68,312                69,789
Long-term liabilities                                                                         1,060                   669
                                                                                        -----------           -----------
     Total liabilities                                                                       69,372                70,458

Commitments and contingencies

Stockholders' equity:
   Preferred stock, $0.01 par value, 5,000,000 shares authorized, none issued or
      outstanding                                                                                --                    --
   Common stock, $0.01 par value,  300,000,000 shares authorized,  121,296,092 and
       134,765,510  shares issued and  outstanding at March 31, 2005 and March 31,
       2006, respectively                                                                     1,213                 1,348
   Additional paid-in capital                                                               736,790               758,165
   Accumulated deficit                                                                     (619,744)             (686,795)
   Accumulated other comprehensive income                                                     2,408                 2,429
                                                                                        -----------           -----------
        Total stockholders' equity                                                          120,667                75,147
                                                                                        -----------           -----------
        Total liabilities and stockholders' equity                                      $   190,039           $   145,605
                                                                                        ===========           ===========

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                                      -6-


                             Publishing Platform Mix


                                          Three Months Ended                     Year Ended
                                              March 31,                           March 31,
                                    -------------------------------    --------------------------------
                                        2005              2006             2005              2006
                                    -------------------------------    --------------------------------

PC                                         27.4%             37.2%             25.9%             31.2%
PS2                                        32.8%             33.0%             39.4%             36.6%
PSP                                         0.0%              6.9%              0.0%              1.9%
PSX                                         0.2%              0.0%              1.0%              0.0%
XBOX                                       14.5%             14.7%             11.9%             10.9%
GAMEBOY ADVANCED                            5.1%              3.8%             12.0%              7.0%
GAME CUBE                                  10.5%              1.2%              4.3%              1.7%
RETRO                                       5.2%              2.5%              4.8%              8.7%
NDS                                         4.3%              0.7%              0.7%              2.0%
                                    -------------     -------------    --------------    --------------
Total                                     100.0%            100.0%            100.0%            100.0%